UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 5, 2017

POWIN ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-54015	87-0455378
State or other jurisdiction incorporation	Commission File Number	IRS Employer Identification No.

20550 SW 115th Ave. Tualatin, OR 97062
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:   (503) 598-6659

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Emerging Growth Company    ☐

Section 2-	Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Promissory Note to Joseph Lu dated June 5, 2017

Effective June 5, 2017, the Company issued its Promissory Note to Joseph Lu, the Company’s CEO and a director, (“Lu Note #1”) in the principal amount of $1,000,000 in consideration of a loan to the Company in the same amount. The Note will accrue interest in the amount of 6% per annum based on a 365-day year. The entire principal and accrued interest is due January 4, 2018. The Note calls for monthly payments of $5,000 representing interest accrued for the previous month. The Note is secured by a security interest in the assets of PPA Grand Johanna, LLC, a subsidiary of the Company (“Johanna Security Interest”), and a security interest in the assets of the Company’s subsidiary Powin Energy B.C. Ltd.(“Energy B.C. Security Interest”). The  Johanna  Security Interest is subordinated to  financing  in the amount of $2,000,000 from Wolf Creek Capital LLC to the Company dated March 16, 2017 which financing was previously reported in the Company’s report on Form 8-K filed March 30, 2017.  In the event of default in the repayment of amounts owing on the Lu Note #1, Mr. Lu may exercise any one of the following remedies:

(a)          Retain  Lu Note #1 will  which carry default interest in the amount of 20% per annum until paid in full; or

(b)          Convert the amount owing into 3% of the then current common stock of the Company issued and outstanding; or

(c)           Convert  the then outstanding balance owing into (i) common stock of the Company at a price per share equal to 80% of the 30-day volume weighted average price; or (ii) exchange the Lu Note #1 for a 10% equity ownership interest in Powin Energy B.C. Ltd.; or

(d)          Exercise rights under the Johanna Security Interest and the Energy B.C. Security Interest.

Promissory Note to Pao Chu Lin dated June 13, 2017

Effective June 13, 2017, the Company issued its Promissory Note to   Pao Chu Lin, in the principal amount of $150,000 (“Lin Note”) in consideration of a loan to the Company in the same amount. The Lin Note will accrue interest in the amount of 10% per annum based on a 365-day year. The entire principal and accrued interest is due June 14, 2018. The Lin Note is unsecured and the entire principal and accrued interest balance will be due in a lump sum at maturity.

Promissory Note to Xiaoyin Zhu dated June 28, 2017

Effective June 28, 2017, the Company issued its Promissory Note to Xiaoyin Zhu in the principal amount of $3,000,000 (“Zhu Note”) in consideration of a loan to the Company in the same amount. The Zhu Note will accrue interest in the amount of 10% per annum based on a 365-day year. The entire principal and accrued interest is due 90 days from June 28, 2017. The Zhu Note is unsecured and the entire principal and accrued interest balance will be due in a lump sum at maturity. The Note is secured by a security interest in the assets of PPA Grand Johanna, LLC, a subsidiary of the Company (“Johanna Security Interest”), and a security interest in the assets of the Company’s subsidiary Powin Energy B.C. Ltd. The Johanna Security Interest is subordinated to financing in the amount of $2,000,000 from Wolf Creek Capital LLC to the Company dated March 16, 2017 which financing was previously reported in the Company’s report on Form 8-K filed March 30, 2017. In the event of default in the repayment of amounts owing on the Zhu Note, Mr. Zhu may exercise any one of the following remedies:

(a)          Retain  the Zhu Note will  which carry default interest in the amount of 20% per annum until paid in full; or

(b)          Convert the amount owing into 10% of the then current common stock of the Company issued and outstanding; or

(c)           Convert  the then outstanding balance owing into (i) common stock of the Company at a price per share equal to 80% of the 30-day volume weighted average price; or (ii) exchange the  Zhu Note for a 30% equity ownership interest in Powin Energy B.C. Ltd.; or

(d)          Exercise rights under the Johanna Security Interest and the Energy B.C. Security Interest.

Promissory Note to Joseph Lu dated June 28, 2017

Effective June 28, 2017, the Company issued its Promissory Note to Joseph Lu, the Company’s CEO and a director, (“Lu Note #2”) in the principal amount in the principal amount of $1,000,000 in consideration of a loan to the Company in the same amount. The Note will accrue interest in the amount of 6% per annum based on a 365-day year. The entire principal and accrued interest is due January 27, 2018. The Note calls for monthly payments of $5,000 representing interest accrued for the previous month. The Note is secured by a security interest in the assets of PPA Grand Johanna, LLC, a subsidiary of the Company (“Johanna Security Interest”), and a security interest in the assets of the Company’s subsidiary Powin Energy B.C. Ltd. The Johanna Security Interest is subordinated to financing in the amount of $2,000,000 from Wolf Creek Capital LLC to the Company dated March 16, 2017 which financing was previously reported in the Company’s report on Form 8-K filed March 30, 2017.  In the event of default in the repayment of amounts owing on the Lu Note #2, Mr. Lu may exercise any one of the following remedies:

(a)          Retain Lu Note #2 will  which carry default interest in the amount of 20% per annum until paid in full; or

(b)          Convert the amount owing into 10% of the then current common stock of the Company issued and outstanding; or

(c)          Convert  the then outstanding balance owing into (i) common stock of the Company at a price per share equal to 80% of the 30-day volume weighted average price; or (ii) exchange the Lu Note #2 for a 30% equity ownership interest in Powin Energy B.C. Ltd.; or

(d)          Exercise rights under the Johanna Security Interest and the Energy B.C. Security Interest.

Proceeds from the foregoing notes will be used for general working capital purposes.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWIN CORPORATION

Dated: July 25, 2017	By: /s/ Geoffrey L. Brown
President